Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2004 relating to the financial statements and financial statement schedule, which appear in WESCO International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP

Pittsburgh, PA
December 2, 2004